Exhibit 4.10

EXECUTION COPY

Registration Rights Joinder Agreement

WHEREAS, Yankee Acquisition Corp., a Massachusetts corporation (“Merger Sub”), Yankee Holding Corp., a Delaware corporation (“Parent Guarantor”) and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers named therein (the “Initial Purchasers”) heretofore executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”), dated February 6, 2007, providing for the registration of notes substantially similar to the Notes (as defined therein).

WHEREAS, pursuant to the Purchase Agreement (as defined in the Registration Rights Agreement) each of the undersigned has agreed to join in the Registration Rights Agreement on or immediately following consummation of the Merger.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, each of the undersigned hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Registration Rights Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to such signatory party in the Registration Rights Agreement as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of such signatory party pursuant to the Registration Rights Agreement.

2. Representations and Warranties and Agreements of the Company and the Subsidiary Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Registration Rights Joinder Agreement and to consummate the transaction contemplated hereby and that when this Registration Rights Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

3. Covenants of the Company and the Subsidiary Guarantors. Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the Company and a Guarantor, respectively, each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of the Company and a Guarantor under the Registration Rights Agreement as if it were an original signatory thereto and to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this Registration Rights Joinder Agreement.

4. Counterparts. This Registration Rights Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Registration Rights Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties to the Registration Rights Agreement.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS REGISTRATION RIGHTS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Joinder Agreement this 6th day of February, 2007.

THE YANKEE CANDLE COMPANY, INC.

By:	/s/ Bruce H. Besanko
Name: Bruce H. Besanko
Title: Chief Financial Officer

YANKEE CANDLE RESTAURANT CORP.

By:	/s/ Craig W. Rydin
Name: Craig W. Rydin
Title: President

QUALITY GIFT DISTRIBUTORS, INC.

By:	/s/ James A. Perley
Name: James A. Perley
Title: President and Treasurer

AROMA NATURALS, INC.

By:	/s/ Harlan M. Kent
Name: Harlan M. Kent
Title: President

YANKEE CANDLE ADMIN, LLC

By:	/s/ Edward Medina
Name: Edward Medina
Title: President and Assistant Secretary

Registration Rights Joinder Agreement